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

PROSPECTUS SUPPLEMENT                                                 FILE NO. 333-59997
(TO PROSPECTUS DATED JULY 30, 1998 AND PROSPECTUS SUPPLEMENT DATED        RULE 424(B)(3)
FEBRUARY 17, 1999)
PROSPECTUS NUMBER: 1850


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


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

PRINCIPAL AMOUNT:       $65,000,000                  ORIGINAL ISSUE DATE:                 March 1, 1999


CUSIP NUMBER:           59018S 2D5                   STATED MATURITY DATE:                March 1, 2001


INTEREST CALCULATION:                                DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                       /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                       / / 30/360
(FIXED INTEREST RATE):                               / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                            / / COMMERCIAL PAPER RATE
/ / CMT RATE                                         / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                       / / CD RATE
/ / FEDERAL FUNDS RATE                               / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                                 DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                   LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                                    LIBOR REUTERS PAGE:


INDEX MATURITY:         One Month                    MINIMUM INTEREST RATE:               Not Applicable


SPREAD:                 0.170%                       MAXIMUM INTEREST RATE:               Not Applicable


INITIAL INTEREST RATE:  5.45%                        SPREAD MULTIPLIER:                   Not Applicable


INTEREST RESET DATES:   Initial interest rate is fixed 5.45% for first year, thereafter, resets monthly, on the 1st of each month, commencing March 1, 2000; subject to modified following business day convention.



INTEREST PAYMENT DATES: Initial interest payment will be made on March 1, 2000; thereafter, pays monthly, on the 1st of each month, commencing March 1, 2000, subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  February 24, 1999


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